Exhibit 99.1

LIFECORE BIOMEDICAL REPORTS RESULTS FOR THIRD QUARTER ENDED MARCH 31, 2005

Fiscal Year 2005 Guidance Increased

CHASKA, MN. — April 13, 2005 – LIFECORE BIOMEDICAL, INC. (Nasdaq: LCBM) today reported record net sales of $14.1 million in the third quarter ended March 31, 2005, an increase of 13% over net sales of $12.5 million in the third quarter of fiscal year 2004. Favorable foreign currency translation comparisons increased quarterly sales by $102,000.

Net income of $2,108,000, or $.16 per share ($.15 per diluted share), was posted for the quarter compared to a net loss of $49,000, or $.00 per share, in the quarter ended March 31, 2004. Included in the third quarter results of a year ago are one-time restructuring charges of $940,000, or $.07 per diluted share.

Sales for the first nine months of fiscal year 2005 were $40.4 million, an increase of 19% over the $34.0 million reported for the first nine months of fiscal year 2004. Favorable foreign currency translation comparisons increased sales for the first nine months by $406,000.

Record net income of $5,767,000, or $.45 per share ($.43 per diluted share), was reported for the nine months ended March 31, 2005 compared to a net loss of $295,000, or $.02 per share, for the nine months ended March 31, 2004. Included in the nine month results of a year ago are one-time restructuring charges of $940,000, or $.07 per diluted share.

Dennis J. Allingham, President and CEO, commented, “We continue to be pleased with the progress made this fiscal year, including both our fourth consecutive quarter of double-digit sales gains and continued profitability improvement evidencing the leverage in our cost structure.”

The Company’s improving financial performance also was evidenced by another increase in its cash and cash equivalents balance, which reached $14.8 million at March 31, 2005 compared to $8.6 million at June 30, 2004.

Hyaluronan Division

Net sales from the Hyaluronan Division for the third quarter were a record $5.0 million, an increase of 12% from the $4.5 million reported in the same quarter last year. Net sales for the first nine months in fiscal year 2005 were $14.2 million compared to $11.6 million in the comparable period last year, an increase of $2.6 million or 22%. Sales growth in the quarter and for the nine month period resulted from higher shipments to both the Company’s ophthalmic and orthopedic customers.

The Division reported operating income of $1,020,000 for the third quarter compared to an operating loss of $233,000 in the third quarter of fiscal year 2004. Operating income of $3,192,000 was reported for the nine month period compared to an operating loss of $869,000 in the same period last year. Included in third quarter and nine month fiscal year 2004 results are one-time restructuring charges of $523,000.

Oral Restorative Division

The Oral Restorative Division posted its seventh consecutive quarter of double-digit growth. Net sales for the third quarter were $9.1 million, an increase of 13% from the $8.1 million recorded in the third quarter last year. Net sales for the first nine months in fiscal year 2005 were $26.2 million compared to $22.5 million in the comparable period last year, an increase of 17% attributed to higher domestic and international sales. Favorable foreign currency translation comparisons increased sales by $102,000 and $406,000 for the quarterly and nine month periods, respectively.

The Division reported operating income of $1,084,000 for the third quarter compared to operating income of $145,000 in the third quarter of fiscal year 2004. Operating income of $2,767,000 was reported for the nine month period compared to operating income of $425,000 in the same period last year. Included in third quarter and nine month fiscal year 2004 results are one-time restructuring charges of $417,000.

Outlook

With continued double-digit sales growth and improved profitability, the Company has again revised its guidance upward for the fiscal year. Fiscal year 2005 sales are now expected to increase between 15 and 16 percent over fiscal year 2004 compared to previous guidance of 12 to 15 percent. Earnings per share are now expected to be $.59 to $.61 ($.56 to $.58 per diluted share) compared to the previously issued guidance of $.52 to $.57.

The Company expects fourth quarter sales in the range of $13.8 to $14.2 million and earnings per share of $.14 to $.16 ($.13 to $.15 per diluted share).

Conference Call

As previously announced, the Company will host a conference call today at 3:45 p.m. Central Time to discuss third quarter results. A live web cast of the call is available through the Company’s website at www.lifecore.com. After selecting the INVESTOR INFO tab, select CALENDAR OF EVENTS from the INVESTOR INFO & RESEARCH menu at the right side of the page and follow the instructions for participation. A replay of the web cast will be available shortly after completion of the call. To select the archived replay, select AUDIO

ARCHIVES from the INVESTOR INFO & RESEARCH tools menu at the right side of the screen. The conference call will also be available at www.streetfusion.com.

The conference call may include forward-looking statements. See the cautionary information about such statements in the “Safe-Harbor Statement” section below.

Safe-Harbor Statement

Certain statements in this release regarding Lifecore’s anticipated future sales and financial results are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Numerous risks and uncertainties may affect whether such results are actually achieved. These include the timing of orders from customers, continued market acceptance of the Company’s products, timing of regulatory approvals, success of new product development efforts, the likelihood and timing of the return of the Company’s adhesion prevention product to the market, and other factors. These risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K, including Exhibit 99.1, for the fiscal year ending June 30, 2004, and other, more recent filings. Actual results may differ materially from anticipated results.

About Lifecore Biomedical

Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets.

News and general information are available through the Company’s website at www.lifecore.com or by telephone at 952-368-4300.

Contact:

Dennis J. Allingham, President and CEO
David M. Noel, Vice President of Finance and CFO

Lifecore Biomedical, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2005	2004		2005	2004
Net sales	$14,134,000	$12,537,000		$40,422,000	$34,042,000
Cost of goods sold	5,474,000	5,585,000		15,790,000	15,217,000

Gross profit	8,660,000	6,952,000		24,632,000	18,825,000

Operating expenses
Research and development	1,235,000	1,032,000		3,254,000	3,536,000
Marketing and sales	3,661,000	3,555,000		10,713,000	10,029,000
General and administrative	1,660,000	1,513,000		4,706,000	4,764,000
Restructuring charges	—	940,000	*	—	940,000	*

	6,556,000	7,040,000		18,673,000	19,269,000

Operating income (loss)	2,104,000	(88,000)		5,959,000	(444,000)
Other income (expense)
Interest income	67,000	32,000		109,000	44,000
Interest expense	(53,000)	(173,000)		(221,000)	(482,000)
Bond retirement expense	—	—		(290,000)	—
Currency transaction gains	122,000	193,000		320,000	591,000
Other	(3,000)	(13,000)		249,000	(4,000)

	133,000	39,000		167,000	149,000

Income (loss) before income taxes	2,237,000	(49,000)	*	6,126,000	(295,000)	*
Provision for income taxes	129,000	—		359,000	—

Net Income (loss)	$2,108,000	$(49,000)	*	$5,767,000	$(295,000)	*

Net income (loss) per share
Basic	$0.16	$(0.00)	*	$0.45	$(0.02)	*

Diluted	$0.15	$(0.00)	*	$0.43	$(0.02)	*

Weighted average shares outstanding
Basic	12,993,379	12,898,331		12,957,033	12,892,822

Diluted	13,670,465	12,898,331		13,279,991	12,892,822

*	- Net income (loss) was reduced by restructuring charges of $940,000 or $.07 per share.

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Lifecore Biomedical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	June 30,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,779,000	$8,553,000
Accounts receivable	9,497,000	8,626,000
Inventories	9,854,000	9,491,000
Prepaid expense	887,000	705,000

Total current assets	35,017,000	27,375,000
PROPERTY, PLANT AND EQUIPMENT, NET	22,812,000	23,198,000
LONG-TERM INVENTORY	2,812,000	3,891,000
OTHER ASSETS	5,121,000	5,854,000

	$65,762,000	$60,318,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$5,176,000	$5,683,000
Long-term obligations	5,166,000	5,809,000
Shareholders’ equity	55,420,000	48,826,000

	$65,762,000	$60,318,000

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Lifecore Biomedical, Inc.
Divisional Statements of Operations
Three Months Ended March 31,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2005	2004	2005	2004	2005	2004
Net sales	$5,026,000	$4,475,000	$9,108,000	$8,062,000	$14,134,000	$12,537,000
Cost of goods sold	2,309,000	2,715,000	3,165,000	2,870,000	5,474,000	5,585,000

Gross profit	2,717,000	1,760,000	5,943,000	5,192,000	8,660,000	6,952,000

Operating expenses
Research and development	952,000	761,000	283,000	271,000	1,235,000	1,032,000
Marketing and sales	133,000	133,000	3,528,000	3,422,000	3,661,000	3,555,000
General and administrative	612,000	576,000	1,048,000	937,000	1,660,000	1,513,000
Restructuring charges	—	523,000	—	417,000	—	940,000

	1,697,000	1,993,000	4,859,000	5,047,000	6,556,000	7,040,000

Operating income (loss)	$1,020,000	$(233,000)	$1,084,000	$145,000	$2,104,000	$(88,000)

Lifecore Biomedical, Inc.
Divisional Statements of Operations
Nine Months Ended March 31,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2005	2004	2005	2004	2005	2004
Net sales	$14,173,000	$11,578,000	$26,249,000	$22,464,000	$40,422,000	$34,042,000
Cost of goods sold	6,486,000	6,987,000	9,304,000	8,230,000	15,790,000	15,217,000

Gross profit	7,687,000	4,591,000	16,945,000	14,234,000	24,632,000	18,825,000

Operating expenses
Research and development	2,451,000	2,755,000	803,000	781,000	3,254,000	3,536,000
Marketing and sales	375,000	396,000	10,338,000	9,633,000	10,713,000	10,029,000
General and administrative	1,669,000	1,786,000	3,037,000	2,978,000	4,706,000	4,764,000
Restructuring charges	—	523,000	—	417,000	—	940,000

	4,495,000	5,460,000	14,178,000	13,809,000	18,673,000	19,269,000

Operating income (loss)	$3,192,000	$(869,000)	$2,767,000	$425,000	$5,959,000	$(444,000)

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